Exhibit 15-1

September 19, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated May 8, 2007 on our review of interim financial information of FirstEnergy Corp. for the three month period ended March 31, 2007 included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2007 is incorporated by reference in its Registration Statement on Form S-8 dated September 19, 2007.

Very truly yours,

PricewaterhouseCoopers LLP